ALLONGE

TO

SECURED CONVERTIBLE PROMISSORY NOTE

ISSUED AUGUST 16, 2011

This Allonge to a Secured Convertible Promissory Note (“Allonge”) is made as of this 20th day of April, 2012, by Ironwood Gold, Corp., a Nevada corporation (“Borrower”) to Alpha Capital Anstalt (“Lender”). Reference is hereby made to that certain Secured Convertible Promissory Note issued by Borrower to Lender dated August 16, 2011 (“Note”). Except as amended hereby, the terms of the Note remain as originally stated.

The Principal Amount as stated on the face of the Note shall be increased to $650,000 ($100,000 + $550,000). The amendment to the Principal Amount due and owing on the Note described herein notwithstanding, Lender does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Note through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable.

IN WITNESS WHEREOF, this Allonge is executed as of the date written above.

IRONWOOD GOLD, CORP.

By:	/s/
Name: Behzad Shayanfar
Title: CEO